EXHIBIT 10.11

AMENDMENT TO

TENNANT COMPANY PROFIT SHARING AND EMPLOYEE STOCK

OWNERSHIP PLAN

Pursuant to the authority delegated to the undersigned by the Board of Directors of Tennant Company, the Tennant Company Profit Sharing and Employee Stock Ownership Plan is hereby amended effective August 1, 2002 as follows:

Section 6.4 of the Tennant Company Profit Sharing and Employee Stock Ownership Plan is amended to read as follows:

Sec. 6.4  Application of Dividends.  Dividends on shares of Company Stock held in the ESOP Account shall be allocated as follows:

(a)           Dividends held in the Unallocated Reserve and on shares of Company Stock allocated to ESOP Accounts which were acquired with the proceeds of an Exempt Loan shall be applied as follows:

(1)           Dividends received on shares of Company Stock held in the Unallocated Reserve shall first be used to repay principal and interest then due on the Exempt Loan used to acquire such shares.  If the amount of such dividends exceeds the amount needed to repay such principal and interest, the excess shall be held in the Unallocated Reserve until it is needed to repay principal and interest due on such Exempt Loan or, with the prior concurrence of the Company, the excess may be (i) used to prepay principal on such Exempt Loan, or (ii) treated as a general investment gain of the Fund and allocated to the ESOP Accounts of Participants.  Any amounts allocated to ESOP Accounts as general investment gain shall be allocated in proportion to the number of shares held in said Accounts as of the last Valuation Date for the Plan Year for which they are allocated.  Any dividends so allocated shall not be considered an Annual Addition with respect to a Participant for purposes of Sec. 7.1.

(2)           If the amount necessary to repay principal and interest then due on the Exempt Loan exceeds the amount of dividends on shares acquired with the proceeds of the Exempt Loan that are held in the Unallocated Reserve, the remaining amount then due shall be repaid from dividends on shares of Company Stock allocated to ESOP Accounts that were acquired with the proceeds of the Exempt Loan and released from the Unallocated Reserve.  To the extent dividends on such allocated shares exceed the amount necessary to repay principal and interest then due on the Exempt Loan, they may with the prior concurrence of the Company be used to prepay principal on the Exempt Loan.  Dividends remaining after such payments shall be allocated to the ESOP Accounts holding the shares on which the dividends were paid.

(b)           Dividends on any other shares of Company Stock allocated to ESOP Accounts shall be invested in Company Stock acquired in accordance with Section 10.1(f).  Such Company Stock shall be allocated to the ESOP Account holding the shares on which the dividends were paid.

(c)           The Trustee shall maintain records which will permit it to determine the dividends and shares subject to Section 6.4(a) and 6.4(b).

Dated:  October 3, 2002

TENNANT COMPANY

By	/s/ Janet Dolan
Its President

MERGER OF TENNANT COMMERCIAL RETIREMENT SAVINGS PLAN

INTO

TENNANT COMPANY PROFIT SHARING AND EMPLOYEE STOCK OWNERSHIP PLAN

Pursuant to the authority delegated to the undersigned by the Board of Directors of TENNANT Company, the undersigned hereby authorizes the merger of the Tennant Commercial Retirement Savings Plan into the TENNANT Company Profit Sharing and Employee Stock Ownership Plan effective as of January 1, 2003.

As a condition of such merger, provisions shall be made so that each participant and beneficiary will receive a benefit immediately after the merger which is equal to the benefit he or she would have been entitled to receive immediately before the merger.

Dated: December 30, 2002	TENNANT Company

	By	/s/ Janet M. Dolan
Its President

AMENDMENT TO

TENNANT COMPANY PROFIT SHARING AND EMPLOYEE STOCK

OWNERSHIP PLAN

Pursuant to the authority delegated to the undersigned by the Board of Directors of Tennant Company, the Tennant Company Profit Sharing and Employee Stock Ownership Plan is hereby amended effective January 1, 2003, as follows:

Section 4.1(f) of the Tennant Company Profit Sharing and Employee Stock Ownership Plan is amended to read as follows:

Section 4.1            Qualified Employee.

(f)            Any individual who is classified by a Participating Employer as a temporary employee and whose Employment Commencement Date is on or after January 1, 2002, is not a Qualified Employee during the period while so classified.

Dated as of January 1, 2003

TENNANT COMPANY

By	/s/ Janet Dolan
Its President